Exhibit 99.1

Greens Worldwide, Inc. 4767 New Broad Street Orlando, FL, 32814 407-514-2630 grwwsec@grwwsports.com Stock Symbol: GRWW

April 18, 2007 – Orlando, FL: Greens Worldwide Incorporated (Stock symbol GRWW), announced the termination of merger discussions between Greens Worldwide Incorporated and Beat The Bogey Man, LLC and HyPerformance, Inc.

The Company also announced that 12 different charity groups that have entered into agreements to sponsor golf tournaments on the Company’s announced schedule have informed the Company of the cancellation of their events.

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Important Information About Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations about obtaining the necessary long-term funding required to operate its business or other factors. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the difficulty of obtaining the type of financing necessary for the company and those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.